Exhibit 99.1

Clear Channel Outdoor Reports Second Quarter 2008 Results

SAN ANTONIO--(BUSINESS WIRE)--Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported results for its second quarter ended June 30, 2008.

The Company reported revenues of $914.8 million in the second quarter of 2008, a 9% increase over the $836.7 million reported for the second quarter of 2007. Included in the Company’s revenue is a $52.2 million increase due to movements in foreign exchange; excluding the effects of these movements in foreign exchange, revenue growth would have been 3%. See reconciliation of revenue excluding effects of foreign exchange to revenue at the end of this press release.

Clear Channel Outdoor’s operating expenses increased 14% to $641.3 million during the second quarter of 2008 compared to 2007. Included in the Company’s 2008 expenses is a $41.1 million increase due to movements in foreign exchange; excluding the effects of these movements in foreign exchange, growth in expenses would have been 6%. See reconciliation of expenses excluding effects of foreign exchange to expenses at the end of this press release. Also included in the Company’s 2008 operating expenses is approximately $3.5 million of non-cash compensation expense. This compares to non-cash compensation expense in operating expenses of $3.0 million in the second quarter of 2007.

Clear Channel Outdoor’s net income and diluted earnings per share were $80.3 million and $0.23, respectively, during the second quarter of 2008. This compares to net income of $68.6 million or $0.19 per diluted share in the second quarter of 2007.

The Company’s OIBDAN was $259.5 million in the second quarter of 2008, a 1% decrease from the second quarter of 2007. The Company defines OIBDAN as net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Minority interest, net of tax; Income tax benefit (expense); Other (expense) income - net; Equity in earnings of nonconsolidated affiliates; Interest expense; Gain on disposition of assets - net; and, D&A. See reconciliation of OIBDAN to net income at the end of this press release.

"Our ability to deliver revenue improvement in the second quarter and first half of 2008 demonstrates the strength of our business as well as successful execution across our operations worldwide. While visibility is limited for the second half of the year, we are on track with our long-term strategy for growth. As we continue to invest in the digital platform, we should reap the rewards of the geographical diversity of our platform and premium positioning," commented Mark Mays, Chief Executive Officer of Clear Channel Outdoor.

Paul J. Meyer, Global President and Chief Operating Officer, commented, “In the Americas, despite growth in our national business, the decline in our local business, coupled with significant lease cost increases from major new contracts continued to pressure our cash flow. Core expenses were well controlled, and we continue to be encouraged by the performance of our Latin American markets and our U.S. digital networks, both of which produced strong operating cash flow. Internationally, we had strong results in China, Australia and our Northern and Eastern European Region. However, these results were offset to some degree by declines in the UK and early signs of a softening in some of our European businesses.”

Revenue, Direct Operating and SG&A Expenses, and OIBDAN by Division

(In thousands)	Three Months Ended June 30,		% Change
	2008	2007
Revenue
Americas	$384,978	$376,843	2%
International	529,830	459,870	15%
Consolidated revenue	$914,808	$836,713	9%

Direct Operating and SG&A Expenses by Division
Americas	$221,077	$201,010
Less: Non-cash compensation expense	(2,763)	(2,466)
	218,314	198,544	10%

International	420,201	362,690
Less: Non-cash compensation expense	(687)	(529)
	419,514	362,161	16%

Plus: Non-cash compensation expense	3,450	2,995
Consolidated direct operating and SG&A expenses	$641,278	$563,700	14%

The Company’s 2008 revenue and direct operating and SG&A expenses increased approximately $52.2 million and $41.1 million, respectively, from foreign exchange movements during the second quarter of 2008 as compared to the same period of 2007.

OIBDAN
Americas	$166,664	$178,299	(7%)
International	110,316	97,709	13%
Corporate	(17,488)	(13,103)
Consolidated OIBDAN	$259,492	$262,905	(1%)

See reconciliation of OIBDAN to net income at the end of this press release.

Americas

Revenue increased approximately $8.1 million during the second quarter of 2008 compared to the second quarter of 2007, primarily from increases in airport and street furniture revenues as well as digital display revenue. The increase in street furniture revenue was primarily the result of new contracts and increased rates while the increase in airport revenue was due to new contracts and increased rates and occupancy. Digital display revenue growth was primarily attributable to an increase in digital displays. Partially offsetting the revenue increase was a decline in bulletin and poster revenue. The decline in bulletin revenue was primarily attributable to decreased occupancy while the decline in poster revenue was primarily attributable to a decrease in rate. Leading advertising categories during the quarter were retail, amusements and financial services which all experienced revenue growth for the second quarter of 2008 when compared to the second quarter of 2007. Revenue growth was led by Los Angeles, Boston, Latin America and Canada.

The Company’s Americas operating expenses increased $20.1 million primarily from higher site lease expenses of $15.7 million mostly attributable to new taxi, airport and street furniture contracts. Administrative expenses associated with various legal expenses also increased during the quarter.

International

Revenue increased approximately $70.0 million, with roughly $50.1 million from movements in foreign exchange. The remainder of the revenue growth was primarily attributable to strong growth in China, Turkey and Australia and due to the Company’s Romanian operations which were acquired at the end of the second quarter of 2007. Growth was partially offset by revenue declines in France, due to the loss of a contract for advertising on railways, and the United Kingdom.

Operating expenses increased $57.5 million. Included in the increase is approximately $39.5 million related to movements in foreign exchange. The remaining increase in operating expenses was primarily attributable to an increase in site lease expenses and other operating and selling expenses associated with the increase in revenue.

Digital Conversion

The Company installed 47 digital displays during the quarter, compared to 31 during the same period last year. With the addition of 19 units in July, the Company has installed a total of 100 units through the first seven months of the year. The Company expects to install in excess of 150 digital boards in 2008.

FAS No. 123 (R): Share-Based Payment (“FAS 123(R)”)

The following table details non-cash compensation expense, which represents employee compensation costs related to stock option grants and restricted stock awards, for the second quarter of 2008 and 2007:

(In thousands)	Three Months Ended June 30,
	2008	2007
Direct operating expense	$2,537	$2,161
SG&A	913	834
Corporate	331	168
Total share-based payments	$3,781	$3,163

Current Information and Expectations

The Company has previously provided information regarding its revenue pacings and certain expectations related to 2008 operating results. That information was last provided on May 9, 2008 and has not been updated. The Company is not providing such information in this release and does not anticipate providing this information in the future. The Company will not update or revise any previously disclosed information. Investors are cautioned to no longer rely on such prior information given the passage of time and other reasons discussed in the Company’s reports filed with the SEC. Future results could differ materially than the forward-looking information previously disclosed.

The Company periodically reviews its disclosure practices in the ordinary course of its business and management determined to cease providing this information after taking into consideration a number of factors. There should be nothing read into the timing of this change in policy, nor should any inferences be drawn relative to internal or external economic factors.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries - Unaudited

(In thousands, except per share data)	Three Months Ended June 30,		%
	2008	2007	Change
Revenue	$914,808	$836,713	9%
Direct operating expenses	490,244	429,143
Selling, general and administrative expenses	151,034	134,557
Corporate expenses	17,819	13,271
Depreciation and amortization	104,764	98,153
Gain on disposition of assets – net	6,100	1,204
Operating Income	157,047	162,793	(4%)

Interest expense	37,581	39,939
Equity in earnings of nonconsolidated affiliates	1,666	2,820
Other (expense) income – net	(2,249)	1,040
Income before income taxes and minority interest	118,883	126,714
Income tax expense:
Current	30,264	44,069
Deferred	9,723	6,830
Income tax expense	39,987	50,899
Minority interest income (expense), net of tax	1,451	(7,218)

Net income	$80,347	$68,597	17%

Diluted net earnings per share	$.23	$.19

Weighted average shares outstanding – Diluted	355,746	355,951

Income Taxes

The effective tax rate for the three months ended June 30, 2008 decreased to 33.6% as compared to 40.2% for the three months ended June 30, 2007, primarily due to an increase in Income before income taxes and minority interest in certain foreign jurisdictions that resulted in a lower overall effective tax rate in 2008.

TABLE 2 - Selected Balance Sheet Information - Unaudited

Selected balance sheet information for 2008 and 2007 was:

(In millions)	June 30, 2008	December 31, 2007

Cash	$81.7	$134.9
Due from Clear Channel Communications	$267.1	$265.4
Total Current Assets	$1,667.0	$1,607.1
Net Property, Plant and Equipment	$2,298.5	$2,244.1
Total Assets	$6,124.8	$5,935.6

Current Liabilities (excluding current portion of long-term debt)	$841.1	$834.2
Long-Term Debt (including current portion of long-term debt)	$97.0	$182.0
Debt with Clear Channel Communications	$2,500.0	$2,500.0
Shareholders’ Equity	$2,219.3	$1,982.7

TABLE 3 - Capital Expenditures - Unaudited

Capital expenditures for the six months ended June 30, 2008 and 2007 were:

(In millions)	June 30, 2008	June 30, 2007

Non-revenue producing	$43.4	$36.8
Revenue producing	129.9	75.3
Total capital expenditures	$173.3	$112.1

The Company defines non-revenue producing capital expenditures as those expenditures that are required on a recurring basis. Revenue producing capital expenditures are discretionary capital investments for new revenue streams, similar to an acquisition.

TABLE 4 - Total Debt - Unaudited

At June 30, 2008, Clear Channel Outdoor had total debt of:

(In millions)	June 30, 2008

Bank Credit Facility	$—
Debt with Clear Channel Communications	2,500.0
Other Debt	97.0
Total	2,597.0
Cash	81.7
Due from Clear Channel Communications	267.1
Net Debt	$2,248.2

Liquidity and Financial Position

For the six months ended June 30, 2008, cash flow from operating activities was $246.1 million, cash flow used by investing activities was $217.7 million, cash flow used by financing activities was $86.4 million, and the effect of exchange rate changes on cash was $4.8 million for a net decrease in cash of $53.2 million.

Leverage, defined as total debt including debt to Clear Channel Communications, net of cash, divided by the trailing 12-month OIBDAN, was 2.4x at June 30, 2008.

Supplemental Disclosure Regarding Non-GAAP Financial Information

Operating Income before Depreciation and Amortization (D&A), Non-cash Compensation Expense and Gain on Disposition of Assets – Net (OIBDAN)

The following tables set forth Clear Channel Outdoor's OIBDAN for the three months ended June 30, 2008 and 2007. The Company defines OIBDAN as net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Minority interest, net of tax; Income tax benefit (expense); Other (expense) income - net; Equity in earnings of nonconsolidated affiliates; Interest expense; Gain on disposition of assets - net; and D&A.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. It helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.

In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally France and the United Kingdom, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (i.e. a foreign currency adjustment is made to the 2008 actual foreign revenues and expenses at average 2007 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

As required by the SEC, the Company provides reconciliations below of: (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to revenue; (iii) Expense excluding foreign exchange effects to expense and (vi) OIBDAN to net income, the most directly comparable amounts reported under GAAP.

(In thousands)	Operating income (loss)	Non-cash compensation expense	Depreciation and amortization	Gain on disposition of assets - net	OIBDAN

Three Months Ended June 30, 2008
Americas	$114,628	$2,763	$49,273	$—	$166,664
International	54,138	687	55,491	—	110,316
Corporate	(17,819)	331	—	—	(17,488)
Gain on disposition of assets – net	6,100	—	—	(6,100)	—
Consolidated	$157,047	$3,781	$104,764	$(6,100)	$259,492

Three Months Ended June 30, 2007
Americas	$129,201	$2,466	$46,632	$—	$178,299
International	45,659	529	51,521	—	97,709
Corporate	(13,271)	168	—	—	(13,103)
Gain on disposition of assets – net	1,204	—	—	(1,204)	—
Consolidated	$162,793	$3,163	$98,153	$(1,204)	$262,905

Reconciliation of Revenue excluding Foreign Exchange Effects to Revenue

(In thousands)	Three Months Ended June 30,		% Change
	2008	2007

Revenue	$914,808	$836,713	9%
Less: Foreign exchange increase	(52,224)	—
Revenue excluding effects of foreign exchange	$862,584	$836,713	3%

International revenue	$529,830	$459,870	15%
Less: Foreign exchange increase	(50,078)	—
International revenue excluding effects of foreign exchange	$479,752	$459,870	4%

Reconciliation of Expense (Direct Operating and SG&A Expenses) excluding Foreign Exchange Effects to Expense

(In thousands)	Three Months Ended June 30,		% Change
	2008	2007

Expense	$641,278	$563,700	14%
Less: Foreign exchange increase	(41,095)	—
Expense excluding effects of foreign exchange	$600,183	$563,700	6%

International expense	$420,201	$362,690	16%
Less: Foreign exchange increase	(39,427)	—
International expense excluding effects of foreign exchange	$380,774	$362,690	5%

Reconciliation of OIBDAN excluding Foreign Exchange Effects to OIBDAN

(In thousands)	Three Months Ended June 30,		% Change
	2008	2007

OIBDAN	$259,492	$262,905	(1%)
Less: Foreign exchange increase	(11,129)	—
OIBDAN excluding effects of foreign exchange	$248,363	$262,905	(6%)

Reconciliation of OIBDAN to Net income

(In thousands)	Three Months Ended June 30,		% Change
	2008	2007

OIBDAN	$259,492	$262,905	(1%)
Non-cash compensation expense	3,781	3,163
Depreciation & amortization	104,764	98,153
Gain on disposition of assets – net	6,100	1,204
Operating Income	157,047	162,793	(4%)

Interest expense	37,581	39,939
Equity in earnings of nonconsolidated affiliates	1,666	2,820
Other (expense) income– net	(2,249)	1,040
Income before income taxes and minority interest	118,883	126,714
Income tax expense:
Current	30,264	44,069
Deferred	9,723	6,830
Income tax expense	39,987	50,899
Minority interest income (expense), net of tax	1,451	(7,218)

Net income	$80,347	$68,597

About Clear Channel Outdoor Holdings

Clear Channel Outdoor, headquartered in San Antonio, Texas, is a global leader in the outdoor advertising industry providing clients with advertising opportunities through billboards, street furniture displays, transit displays, and other out-of-home advertising displays.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which Clear Channel Outdoor currently does business (both general and relative to the advertising industry); fluctuations in interest rates; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; and changes in capital expenditure requirements and access to capital markets. Other unknown or unpredictable factors also could have material adverse effects on Clear Channel Outdoor’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in Clear Channel Outdoor’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2007. Except as otherwise stated in this document, Clear Channel Outdoor does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CONTACT:
Clear Channel Outdoor Holdings, Inc.
Investor Relations:
Randy Palmer, 210-832-3315
Senior Vice President of Investor Relations
or
Media Relations:
Lisa Dollinger, 210-832-3474
Chief Communications Officer
www.clearchanneloutdoor.com.